Exhibit 99.1

Horizon Aircraft Enters into Letter of Intent to purchase $250M of Cavorite X7 Aircraft, with an Option for up to $500M

~ Horizon Aircraft Signs Letter of Intent with JetSetGo, a Leading Regional Air Transportation Operator in India ~

Toronto, Canada, January 16, 2024 (GLOBE NEWSWIRE) – New Horizon Aircraft Ltd. (NASDAQ: HOVR), doing business as Horizon Aircraft (“Horizon Aircraft” or the “Company”), a leading hybrid electric Vertical TakeOff and Landing (“eVTOL”) aircraft developer, announced today that it has entered into a Letter of Intent (“LOI”) with JetSetGo, a regional air operator servicing multiple mission profiles. This LOI allows JetSetGo to purchase 50 Cavorite X7 Aircraft at a purchase price up to $5M USD per aircraft for a total aggregate consideration of $250M USD, with an option to purchase an additional 50 aircraft for a total possible consideration of $500M USD.

Brandon Robinson, Chief Executive Officer of Horizon commented, “We are truly honoured by this commitment from JetSetGo, a leading private aviation operator with a shared vision of a more sustainable and efficient on-demand regional travel. We are confident that our Cavorite X7 eVTOL will operate sustainably and profitably across India as well as many other global locations. As a hybrid electric aircraft, there is no need to install expensive charging support equipment across the travel network; it is a machine designed for challenging, real-world operations.”

Kanika Tekriwal, JetSetGo’s CEO and co-founder, stated, “Our decision to enter into this Agreement with Horizon Aircraft was not taken lightly. We ultimately decided to partner with a company with a deep operational and aerospace technology background that will deliver a product that will help usher in a new era of sustainable air travel while also providing significant value for our customers. This partnership will help JetSetGo profitably enter new markets by leveraging the versatility of the Cavorite platform to bring about the vision of Advanced Air Mobility in India.”

About Horizon Aircraft

Horizon Aircraft is an advanced aerospace engineering company that is developing one of the world’s first hybrid eVTOL that is to be able to fly most of its mission exactly like a normal aircraft while offering industry-leading speed, range, and operational utility. Horizon’s unique designs put the mission first and prioritize safety, performance, and utility. Horizon hopes to successfully complete testing and certification of its Cavorite X7 eVTOL quickly and then enter the market and service a broad spectrum of early use cases. Visit www.horizonaircraft.com for more information.

About JetSetGo

JetSetGo, founded in 2014 by the visionary duo Kanika Tekriwal and Sudheer Perla, has been on a mission to revolutionise private air travel in India. Its core principles, putting customer needs first, maximising the value of their time, and making private aviation simple and accessible, have positioned the brand as a leading provider of on-demand private aviation services.

Headquartered in New Delhi, JetSetGo was conceived by a commitment to tackle the significant challenges within the private aviation sector. The brand has created a more transparent and accessible marketplace for private jet charter, making private jet ownership more affordable and convenient while elevating the quality and consistency of charter services. The fleet currently comprises five mid-size Hawker aircraft, meticulously tailored to the unique demands of the Indian market, and six other aircraft ranging from large cabin jets to helicopters.

Forward-Looking Statements

The information in this press release contains certain “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements generally are identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “aim,” “future,” “opportunity,” “plan,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result” and similar expressions, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Actual results may differ from their expectations, estimates and projections and consequently, you should not rely on these forward-looking statements as predictions of future events. Many factors could cause actual future events to differ materially from the forward-looking statements in this press release, including but not limited to: (i) changes in the markets in which Horizon competes, including with respect to its competitive landscape, technology evolution or regulatory changes; (ii) the risk that Horizon will need to raise additional capital to execute its business plans, which may not be available on acceptable terms or at all; (iii) the ability of the parties to recognize the benefits of the business combination agreement and the business combination; (iv) the lack of useful financial information for an accurate estimate of future capital expenditures and future revenue; (v) statements regarding Horizon’s industry and market size; (vi) financial condition and performance of Horizon, including the anticipated benefits, the implied enterprise value, the expected financial impacts of the business combination, the financial condition, liquidity, results of operations, the products, the expected future performance and market opportunities of Horizon; (vii) Horizon’s ability to develop, certify, and manufacture an aircraft that meets its performance expectations; (viii) successful completion of testing and certification of Horizon’s Cavorite X7 eVTOL; (ix) the targeted future production of Horizon’s Cavorite X7 aircraft; (x) the number of aircraft purchased under the LOI with JetSetGo; and (xi) those factors discussed in our filings with the SEC. You should carefully consider the foregoing factors and the other risks and uncertainties that will be described in the “Risk Factors” section of the Proxy Statement and other documents to be filed by New Horizon from time to time with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward- looking statements, and while Horizon may elect to update these forward-looking statements at some point in the future, they assume no obligation to update or revise these forward-looking statements, whether as a result of new information, future events or otherwise, unless required by applicable law. Horizon does not give any assurance that Horizon will achieve its expectations.

Contacts

Horizon Aircraft

Inquiries (PR):

Phil Anderson
Phone: +44 (0)7767 491 519

Phil@perceptiona.com

Investor Contacts:

Shannon Devine & Rory Rumore

MZ Group

Phone: (203) 741-8841

HorizonAircraft@mzgroup.us

JetSetGo

Inquiries (PR):

Aishwarya Jayaraman, Value360

Phone: 9538362445

E-mail: Aishwarya.jayaraman@value360india.com

Priyanshi Jain, Value360

Phone: +91 9917161856

E-mail: priyanshi@value360india.com